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                                                                   EXHIBIT 10.03


                          KINETICS HOLDINGS CORPORATION
                            2000 DEFERRED STOCK PLAN

               1. Purposes. The purposes of the Kinetics Holdings Corporation 2000 Deferred Stock Plan are:

               (a) To further the growth, development and success of the Company and its Affiliates by enabling the executive employees of the Company and its Affiliates to acquire a continuing equity interest in the Company, thereby increasing their personal interests in such growth, development and success, motivating such employees to exert their best efforts on behalf of the Company and its Affiliates and linking such employees' compensation to the performance of the Company and its Affiliates; and

               (b) To maintain the ability of the Company and its Affiliates to attract and retain employees of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Company and its Affiliates which will reflect the growth, development and success of the Company and its Affiliates.

Toward these objectives, the Committee may grant Deferred Stock to such employees pursuant to the terms and conditions of the Plan.

               2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

               (a) "AFFILIATE" - other than the Company, (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent (50%) controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

               (b) "AGREEMENT" - a written Deferred Stock award agreement evidencing an Award, as described in Section 3(e).

               (c) "AWARD" - shares of Deferred Stock granted pursuant to the terms and conditions of the Plan.

               (d) "BOARD" - the Board of Directors of the Company.

               (e) "CAUSE" - the occurrence of any one of the following as determined by the Committee: (i) the Participant breaches his or her employment agreement, if any, with the


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Company or any Affiliate; (ii) the Participant violates any confidentiality, intellectual property or restrictive covenant or agreement of the Participant with the Company or an Affiliate; (iii) the Participant violates any material written policy of the Company or any Affiliate, including, but not limited to, its employment manuals, rules and regulations, after one written warning regarding such violation; (iv) the commission by or indictment of the Participant of any felony committed in connection with or related to his or her employment with the Company or any Affiliate; (v) the conviction of the Participant of any felony; (vi) the commission by or indictment of the Participant of any crime or other activity involving dishonesty or moral turpitude committed in connection with or related to his employment with the Company or any Affiliate; (vii) the conviction of the Participant of any crime or other activity involving dishonesty or moral turpitude; (viii) the commission by or indictment of the Participant of any act of fraud, misappropriation or similar misfeasance committed in connection with or related to his employment with the Company or any Affiliate; or (ix) the conviction of the Participant of any crime of fraud, misappropriation or similar misfeasance.

               (f) "CHANGE IN CONTROL" - an event described in clause (i), (ii) or (iii) of Section 10(c).

               (g) "CLASS A STOCK" - the voting Class A Common Stock of the Company, $0.01 par value per share.

               (h) "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

               (i) "COMMITTEE" - the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

               (j) "COMPANY" - Kinetics Holdings Corporation, a Delaware corporation, or any successor entity.

               (k) "DEFERRED STOCK" - a conditional right to receive Stock (or a cash payment in lieu thereof) that is not to be distributed until the expiration or termination of a specified deferral period, awarded to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6.

               (l) "DISABILITY" - the meaning given such term in the Company's long-term disability plan, or, in the absence thereof, an inability to perform duties and services as an employee, director or consultant, as the case may be, of the Company or an Affiliate by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months, as determined by the Committee in its good faith discretion.

               (m) "FAIR MARKET VALUE" - of a share of Stock as of a given date shall be: (i) the mean of the highest and lowest reported sale prices for a share of Stock, on the principal



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exchange on which the Stock is then listed or admitted to trading, for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; (ii) if the Stock is not then listed or admitted to trading on a stock exchange, the mean of the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq National Market (or any successor or similar quotation system regularly reporting the market value of the Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date.

               (n) "NOTICE" - written notice actually received by the Company at its executive offices on the day of such receipt, if received on or before 1:30 p.m., on a day when the Company's executive offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's Chief Financial Officer or sent by facsimile to the Company at (408) 567-0196, or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at 2805 Mission college Blvd., Santa Clara, California 95054 Attention:
General Counsel.

               (o) "PARTICIPANT" - an individual who is eligible pursuant to
Section 5, and who has been selected, pursuant to Section 3(c), to participate in the Plan, and who holds an outstanding Award under the Plan.

               (p) "PLAN" - this Kinetics Holdings Corporation 2000 Deferred Stock Plan.

               (q) "SECURITIES ACT" - the Securities Act of 1933, as it may be amended from time to time, including the regulations and rules promulgated thereunder and successor provisions and regulations and rules thereto.

               (r) "STOCK" - the Class A Stock.

               3. Administration of the Plan. (a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to matters which under any applicable law, regulation or rule, are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

               (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than two members of the Board. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may


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resign at any time by delivering notice thereof to the Board. Any vacancy on the
Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

               (c) The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. In particular, the Committee shall have discretionary authority, in accordance with the terms of the Plan, to: determine eligibility for participation in the Plan; select, from time to time, from among those eligible, the employees to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company's or an Affiliate's management; determine the number of shares of Stock to be included in any Award, establish and administer any terms, conditions, performance criteria, restrictions, limitations, forfeiture or vesting schedule, and other provisions of or relating to any Award; grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or termination of the deferral period of any Award; amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Stock subject to any outstanding Award; at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to any such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including, but not limited to, terms, restrictions and conditions for compliance with applicable securities laws and methods of withholding or providing for the payment of required taxes; and offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made.

               (d) The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 3(a), and in addition to the powers otherwise expressly designated to the Committee in the Plan, the Committee shall have the exclusive right and discretionary authority to interpret the Plan and the Agreements; construe any ambiguous provision of the Plan and/or the Agreements and decide all questions concerning eligibility for and the amount of Awards granted under the Plan. The Committee may establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan and may correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Awards. The Committee shall have the authority to take any and all such actions it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

               (e) Each Award shall be evidenced by an Agreement, which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Agreement provides otherwise; two or more Awards granted to a single Participant may, however, be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; no person shall have any rights under any Award, however, unless and


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until the Participant to whom the Award shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Award, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

               (f) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.

               (g) The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers and other persons as it deems necessary or appropriate. In accordance with Section 12, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

               (h) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

               (i) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this
Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this paragraph (i) of
Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

               4. Shares of Stock Subject to the Plan. (a) The total number of shares of Stock that may be delivered pursuant to Awards granted under the Plan is 4,346,399 shares. Such shares of Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary.

               (b) Notwithstanding any of the foregoing limitations set forth in this Section 4, the number of shares of Stock specified in this Section 4 shall be adjusted as provided in Section 10.


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               (c) Any shares of Stock subject to an Award which for any reason expires or is terminated or forfeited without having been fully paid in shares of Stock, may again be granted pursuant to an Award under the Plan, subject to the limitations of this Section 4.

               5. Eligibility. Executive employees, including officers, of the Company and the Affiliates shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan.


               6. Terms and Conditions of Deferred Stock Awards. All Awards of Deferred Stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine and which are set forth in the applicable Agreement.

               (a) (1) The Committee may, in its discretion, from time to time authorize the award of Deferred Stock to an individual who is eligible pursuant to Section 5 to participate in the Plan. The number of shares of Stock underlying, and the deferral period of, any Deferred Stock Award shall be determined by the Committee and stated in the Agreement. Deferred Stock Awards and Stock underlying a Deferred Stock Award will be subject to forfeiture, and no distributions of Stock or cash shall be made with respect to any such Award, unless and to the extent that the applicable deferral period has ended.

                      (2) Termination of the deferral period of an Award and
               distribution of Stock and/or payment of cash with respect to such Award shall occur at such times and/or subject to such conditions, including, without limitation, continued employment with the Company or an Affiliate or achievement of specified performance goals, as may be determined by the Committee and stated in the Agreement. An Award may only be paid or distributed if at all times during the period beginning with the date of granting of such Award and ending on the date of such payment or distribution, the Participant is an employee of the Company or an Affiliate, as the case may be.

                      (3) Notwithstanding paragraph (a)(2) of this Section 6 to
               the contrary, the Committee may, in its discretion, (i) provide that all or part of an Award shall be paid or distributed upon termination of a Participant's employment with the Company or an Affiliate, subject to such conditions (which may be set forth in the Agreement) as are determined by the Committee at the time such Award is granted or thereafter, and/or (ii) terminate any remaining deferral period or waive any forfeiture of an Award, in whole or in part, for whatever reason the Committee considers to be in the best interests of the Company.

                (b) No Participant or any other person shall become the beneficial owner of any shares of Stock underlying an Award, nor have any rights to dividends or other rights of a shareholder with respect to any such shares until such shares have been issued to such Participant in accordance with the provisions of the Plan and the applicable Agreement. The immediately preceding sentence to the contrary notwithstanding, an Award may, if determined by the Committee, in its discretion, include a right to receive


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        amounts equivalent to any cash dividends declared on the shares of Stock underlying such Award. The terms and conditions of any such dividend equivalent rights, including, without limitation, the time or conditions under which a Participant shall be entitled to payment of any such rights, and the manner of payment, shall be determined by the Committee, in its discretion, and set forth in the Agreement; provided, however, that such rights shall terminate or expire not later than the termination of the related Award.

               (c) The Committee may, in its discretion, establish a purchase price, if any, of shares of Stock covered by an Award, provided that any such Award must have a purchase price per share of Stock underlying the Award at least equal to the par value per share of the Stock to the extent required by applicable law. Subject to the terms of the Plan, payment of any such purchase price shall be in any manner permitted by applicable law and prescribed by the Committee, provided that the Committee may determine that shares of Stock shall be issued under an Award in consideration for past services rendered by the Participant.

               (d) An Award shall be satisfied by distribution of shares of Stock as to which the deferral period has terminated or expired, or, if mutually agreed to by the Company and the Participants (by majority vote thereof), in cash (or its equivalent) equal to the Fair Market Value of such shares as of the date of the expiration or termination of the deferral period, or a combination of such shares and cash.

               7. Transfer, Leave of Absence. A transfer of an employee from the Company to an Affiliate, or vice versa, or from one Affiliate to another, and a leave of absence, duly authorized in writing by the Company or the Affiliate, shall not be deemed a termination of employment of the employee for purposes of the Plan or with respect to any Award.

               8. Rights of Employees and Other Persons. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

               (b) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to be retained in the service of the Company or any Affiliate nor restrict in any way the right of the Company or any Affiliate to terminate any employee's employment at any time with or without cause.

               (c) The adoption of the Plan shall not be deemed to give any employee of the Company or any Affiliate or any other person any right to be selected to participate in the Plan or to be granted an Award.

               (d) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Stock, or in any combination thereof, from the Company or any Affiliate, nor be construed as limiting in any way the right of the Company or any Affiliate to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.


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               9. Tax Withholding Obligations. (a) The Company and/or any
Affiliate are authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state, local and foreign taxes in connection with any Awards (including, but not limited to, actions pursuant to the following paragraph (b) of this Section 9).

               (b) Each Participant shall (and in no event shall Stock be delivered to such Participant with respect to an Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Stock or other property subject to such Award, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Participant to (i) elect withholding by the Company of Stock otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Stock so withheld shall not exceed the amount necessary to satisfy the Company's or any Affiliate's required Federal, state, local and foreign withholding obligations using the minimum statutory withholding rates for Federal, state and local tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) tender to the Company Stock owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six (6) months prior to such tender in full or partial satisfaction of such tax obligations, based, in each case, on the Fair Market Value of the Stock on the payment date as determined by the Committee.

               10. Changes in Capital. (a) The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

               (b)(i) Upon changes in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, reclassification, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares of Stock, separation, or reorganization, or in the event of an extraordinary dividend, "spin-off," liquidation, other substantial distribution of assets of the Company or acquisition of property or stock or other change in capital of the Company, or the issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, or any similar change affecting the Company's capital structure, the aggregate number, class and kind of shares of stock available under the Plan as to which Awards may be granted and the number, class and kind of shares



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under each outstanding Award and any purchase price applicable to any such
Awards shall be appropriately adjusted by the Committee in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding Awards or otherwise necessary to reflect any such change.

                      (ii) Fractional shares of Stock resulting from any adjustment in Awards pursuant to Section 10(b)(i) shall be aggregated until, and eliminated at, the time of satisfaction of the affected Awards. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such Notice is given) shall be effective and binding for all purposes of the Plan.

               (c) In the event of (i) a stock sale, merger, consolidation, combination, reorganization or other transaction (other than through a public offering of common stock of the Company) resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the shareholders of the Company immediately prior to such transaction,
(ii) the liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets or business of the Company (other than, in the case of either clause (i) or (ii) above, in connection with any employee benefit plan of the Company or an Affiliate), or (iii) an initial public offering of the Stock pursuant to a registration statement declared effective under the Securities Act:

                      (1) In its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Award or by a resolution adopted prior to the occurrence of the Change in Control, that the deferral period of any Award shall terminate as to all or a portion of the shares of Stock underlying such Award, notwithstanding anything to the contrary in the Plan or the Agreement.

                      (2) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, that any outstanding Award shall be adjusted by substituting for Stock subject to such Award stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change in Control, whether or not such stock or other securities are publicly traded, in which event the amount of shares or other securities subject to the adjusted Award shall be the amount of shares or other securities which could have been received under the Award on the closing date or expiration date of such transaction if all (or, as determined by the Committee, a portion) of the shares of Stock underlying the Award had been distributed immediately prior to such closing date or expiration date and the Participant exchanged all of such shares in the transaction.

                (3) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable

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        to any Award or by resolution adopted prior to the occurrence of the
        Change in Control, that any outstanding Award shall be converted into a right to receive cash on or following the closing date or expiration date of the transaction resulting in the Change in Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of the Stock during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction multiplied by the number of shares of Stock subject to such Award, or a portion thereof.

                      (4) The Committee may, in its discretion, provide that an Award cannot be paid or distributed after such a Change in Control, to the extent that the deferral period of such Award terminates on or before such Change in Control or such Award is subject to any acceleration, adjustment or conversion in accordance with the foregoing paragraphs (1), (2) or (3) of this Section 10.

No Participant shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares of Stock available to such Participant. Any actions or determinations of the Committee under this subsection 10(c) need not be uniform as to all outstanding Awards, nor treat all Participants identically.

               11. Miscellaneous Provisions. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon payment of any Award.

               (b) Except as otherwise provided in this paragraph (b) of Section 11 or by the Committee, an Award by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by him or her. An Agreement may permit the payment of a Participant's Award (or any portion thereof) after his or her death by or to the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, as designated by the Participant by will or by the laws of descent and distribution. In the event any Award is to be paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, in any such case pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Stock or make any distribution in respect thereof, unless and until the Committee is satisfied that the person or persons receiving such Stock or distribution is the duly appointed legal representative of the deceased Participant's estate or the proper legatee or distributee thereof or the named beneficiary of such Participant.

               (c) (i) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance, sale or purchase of

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shares of Stock hereunder, no Award may be granted, distributed or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

               (ii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Stock or Awards and the right to payment or distribution of any Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

               (iii) Upon termination of any period of suspension under this
        Section 11(c), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to the shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

               (d) The Committee may require each person receiving Stock in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Stock for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any Award as it deems appropriate; provided that the material terms of such restrictions applicable to shares purchasable or otherwise receivable by any person under any Award, including, without limitation, those relating to transferability of shares of Stock, shall be no more restrictive than those restrictions applicable to other similar holders of Stock, including those restrictions set forth in the Shareholders Agreement, dated as of August 30, 2000, by and among the Company and the Stockholders Signatory Thereto, as such agreement may be amended from time to time. Any such restrictions shall be set forth in the applicable Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

               (e) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

               (f) The Committee may, in its discretion, provide in the terms of any Agreement that (i) any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any payment or distribution of an Award, or upon the receipt or resale of any Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unsatisfied portion of such Award (whether or not vested) shall be forfeited, if (1) the Participant ceases the performance of services for the Company or any Affiliate prior to a specified date, or within a specified time period following receipt, distribution or payment of the Award, or (2) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company or any Affiliate, or which is adverse, contrary or harmful to the interests of the Company or any Affiliate, or the Participant's service for the Company or any Affiliate is terminated for Cause.

               (g) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their employees or grant or assume stock-based awards or other rights otherwise than under the Plan.

               (h) The Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to such State's choice of law provisions, and, in any event, except as superseded by applicable Federal law.

               (i) The words "Section," "subsection" and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

               (j) The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Stock pursuant to any Awards granted hereunder.

               (k) In the discretion of the Committee, a Participant may elect irrevocably (at a time and in a manner determined by the Committee, including, without limitation, in the Agreement) prior to expiration of the deferral period applicable to his or her Deferred Stock that delivery of shares of Stock or cash upon such expiration shall be further deferred until a future date and/or the occurrence of a future event or events, specified in such election, in accordance with such terms and conditions as the Committee may, in its discretion, determine.

               12. Limits of Liability. (a) Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

               (b) None of the Company, any Affiliate, any member of the Committee or the Board or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

               13. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise; provided, however, unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension or termination shall be made which would materially impair the previously accrued rights of any holder of an Award theretofore granted without his or her written consent, or which, without first obtaining approval of the stockholders of the Company, where such approval is necessary to satisfy any applicable law, regulation or rule, would:

               (a) except as is provided in Section 10, increase the maximum number of shares of Stock which may be sold or awarded under the Plan;

               (b) change the class of persons eligible to receive Awards under the Plan; or

               (c)    extend the duration of the Plan.

The Committee may amend the terms of any Award theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any Participant without his or her written consent.

               14. Duration. Following the adoption of the Plan by the Board, the Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Stock which is present and voted at a meeting, or by written consent in lieu of a meeting. The Plan shall terminate upon the earliest to occur of:

               (a) the effective date of a resolution adopted by the Board terminating the Plan in accordance with Section 13;

               (b) the date all shares of Stock subject to the Plan are delivered pursuant to the Plan's provisions; or

               (c) ten (10) years from the date the Plan is approved by the Company's shareholders.

No Award may be granted under the Plan after the earliest to occur of the events or dates described in the foregoing paragraphs (a) through (c) of this Section 14.

                          KINETICS HOLDINGS CORPORATION
                         DEFERRED STOCK AWARD AGREEMENT

               This DEFERRED STOCK AWARD AGREEMENT (this "Agreement"), dated as of October __, 2000, between Kinetics Holdings Corporation, a Delaware corporation (the "Company"), and _______________ (the "Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

               WHEREAS, the Executive is an employee of the Company;

               WHEREAS, the Company desires to provide incentives for the Executive to exert his best efforts on behalf of the Company; and

               WHEREAS, the Compensation Committee has authorized the grant to the Executive of the right to receive shares of Class A Common Stock of the Company, $0.01 par value per share ("Class A Stock"), (all such shares of Class A Stock are hereinafter referred to as "Stock"), upon termination of a specified deferral period (the "Deferral Period") pursuant to the Kinetics Holdings Corporation 2000 Deferred Stock Plan (the "Plan" (all capitalized terms used herein that are not defined herein shall have the respective meanings given to such terms in the Plan)) and the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the premises and in consideration of the past services rendered by the Participant to the business operations of the Company and as an inducement and incentive to the Executive to perform his duties and fulfill his responsibilities on behalf of the Company and its Affiliates at the highest level of dedication and competence, and other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby awards and grants to the Executive _______ shares of Stock subject to the Deferral Period commencing on the date hereof pursuant to the terms and subject to the conditions and restrictions set forth in this Agreement and the Plan (the "Deferred Stock"), and in connection with such grant of Deferred Stock, the Company and the Executive hereby agree as follows:

               15. (a) Subject to Section 2(b) hereof and such other restrictions and conditions as are set forth herein and in the Plan, the Deferral Period shall end as to all of the Deferred Stock upon satisfaction of the Performance Conditions set forth in Schedule 1 attached hereto, as determined by the Committee. Upon such termination of the Deferral Period, the Company shall deliver or cause to be delivered to the Executive (or, if applicable, after the Executive's death, to the legal representative of the Executive's estate or the legatee under the Executive's last will) a certificate or certificates representing one share of Class A Stock for each such share of Class A Stock comprising the Deferred Stock as to which the Deferral Period has terminated, subject to satisfaction of any tax obligations in accordance with
Section 3 hereof and subject further to the repurchase right of the Company, the transfer restrictions and the drag-along rights as set forth in Sections 6, 7, 8 and 9 of this Agreement and the other terms and conditions of the Plan.

               (b) Notwithstanding paragraph (a) of this Section 1 to the contrary, if, at the time the Deferral Period would otherwise end in accordance with such paragraph (a), the Committee determines, in its discretion, that the Liquidity Conditions (as defined in paragraph (c) of this Section 1) are not satisfied, the shares of Stock comprising the Deferred Stock shall not be issued, and the Executive shall not be entitled to receive such shares of Stock, until the earlier to occur of (i) the first date as of which the Liquidity Conditions are satisfied, as determined by the Committee, in its discretion, and
(ii) three (3) years from the date on which the Deferral Period would have otherwise ended without regard to this paragraph (b) of Section 1, at which time the shares of Stock comprising the Deferred Stock shall be issued in accordance with paragraph (a) of this Section 1.

               (c) The Liquidity Conditions are satisfied if the Stock is listed on any national securities exchange or other nationally-recognized quotation system, or is otherwise readily convertible into cash, including, without limitation, as part of a sale by the Company's stockholders of their Stock to a third party.

               16. (a) The Executive acknowledges that he shall not become the beneficial owner of any shares of Deferred Stock and shall have no rights of a shareholder with respect to the Deferred Stock, including, without limitation, dividend or voting rights, prior to termination of the Deferral Period and issuance of shares of Stock in accordance with this Agreement. The Executive acknowledges that prior to termination of the Deferral Period and delivery of certificates for shares of Stock, the Deferred Stock and the Executive's rights under this Agreement may not be Transferred (as defined in Section 6 of this Agreement).

               (b) If the Executive ceases to be employed by the Company and the Affiliates under any circumstances, whether voluntarily or involuntarily and with or without cause, prior to the termination of the Deferral Period, the Executive agrees that the Deferred Stock as to which the Deferral Period has not ended prior to the date of such cessation of employment will be immediately and unconditionally forfeited, and the Executive shall have no right after such cessation of employment to receive any shares of Stock under this Agreement; provided, however, that the Committee may, in its discretion, when it finds that it would be in the best interests of the Company to do so, waive, in whole or in part, the application of this forfeiture provision or the remaining Deferral Period with respect to any or all of the Deferred Stock.

               17. The Executive acknowledges the existence of Federal, state and local income tax and employment tax withholding obligations with respect to the Deferred Stock and agrees that such must be met. The Executive shall be required to pay to the Company in cash any such taxes required by law to be withheld with respect to any Stock delivered to the Executive in connection with this Agreement, no later than the date as of which the value of the such Stock first becomes includible in the Executive's gross income for income tax purposes. In no event shall Stock be delivered to the Executive until he has paid to the Company in cash the amount of such tax required to be withheld by the Company under applicable law or otherwise entered into an agreement satisfactory to the Company providing for payment of any such taxes.

               18. This Agreement and the obligation of the Company to transfer shares of Stock hereunder shall be subject in all respects to (a) all applicable Federal and state laws, rules and regulations and (b) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable.

               19. (a) The Executive acknowledges that the Stock has not been registered under the Securities Act. The Executive represents, warrants and agrees that he accepts any Stock hereunder for his own account, for investment only and not with a view to the resale or distribution thereof, that he has knowledge and experience in financial and business matters, that the Executive is capable of evaluating the merits and risks of owning the Stock, that the Executive is a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to
(a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, the Executive shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

               [(b) The Executive represents that he is an "accredited investor" as defined in Regulation D under the Securities Act.]

               20. The Executive hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Executive shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Stock or other securities of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Stock or other securities of the Company (each such action, "Transfer") for the thirty (30) days prior to, and the one hundred-eighty (180) days after (the "Market Standoff Period"), the effectiveness of the registration statement pursuant to which such offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such offering). Such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

               21. (a) Upon the termination, for any reason, of the Executive's employment with the Company or an Affiliate, the Company shall have the right, but not the obligation, to purchase any or all of the shares of Stock which have been issued to the Executive pursuant to this Agreement ("Issued Stock"), and which the Executive or any permitted donee of the Issued Stock, under Section 8 hereof, then holds, by delivering notice to the Executive and/or such donee of Issued Stock, as applicable, within sixty (60) calendar days after such termination of the Executive's employment, at the fair market value of such shares as of the date the Company delivers such notice, as determined in good faith by the Committee (without discount for lack of marketability or minority interest), based upon a customary appraisal prepared by an independent appraisal company, or such other reasonable valuation method as the Committee shall select and apply as of the given date. The Company shall also have the right, but not the obligation, to purchase any or all of the shares of Issued Stock, at the purchase price specified in the immediately preceding sentence, if the Committee determines, in its discretion, that such repurchase is necessary to prevent the Company from being subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company shall not have the right to repurchase the Issued Stock described in this Section 7 after the Stock becomes publicly traded.

               (b) If the Company shall elect to exercise its right to purchase any Issued Stock under this Section 7, the closing of such purchase by the Company shall take place no later than thirty (30) days after the exercise of such right, which time in the case of the death of the Executive may be extended to provide for probate of the Executive's estate; provided, however, that the Committee may, in its discretion, defer the closing of any such purchase to a date not later than one (1) year following termination of the Executive's employment with the Company and the Affiliates. On the date scheduled for such closing, the price for the shares of Issued Stock to be purchased by the Company, determined in accordance with paragraph (a) of this
Section 7, shall be paid by the Company as specified in paragraph (d) of this
Section 7 to the record holder of such shares against delivery of a certificate or certificates representing the purchased shares of Issued Stock in proper form for transfer. In connection with such closing, such record holder shall warrant in writing to the Company good and marketable title to the purchased shares, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement. Notwithstanding anything to the contrary contained herein, all repurchases of Issued Stock by the Company will be subject to applicable restrictions contained under Delaware law and in the Company's and any Affiliate's debt and equity financing agreements, including, but not limited to, the Credit Documents (as defined in the Shareholders Agreement, dated as of August 30, 2000, by and among the Company and the Stockholders Signatory Thereto (the "Shareholders Agreement")). If any such restrictions prohibit the Company's purchase of Issued Stock pursuant to this Section 7 which the Company is otherwise entitled to make, the Company may make such purchases as soon as it is permitted to do so under such restrictions and all restrictions on the transfer of Issued Stock in effect on the date such Company purchase right arose shall remain in effect until fifteen (15) days after the end of the period in which the Company is permitted to make such purchases.

               (c) None of the shares of Issued Stock shall be transferred on the Company's books nor shall the Company recognize any such purported Transfer of any such shares or any interest therein unless and until all applicable provisions of Sections 7, 8 and 9 of this Agreement have been complied with in all respects. The certificates evidencing shares of Issued Stock shall bear legends to the following effect:

        "The shares represented by this certificate are subject to certain restrictions against transfer set forth in a Deferred Stock Award Agreement between the stockholder to whom the shares were originally issued and Kinetics Holdings Corporation (the "Company"), dated October __, 2000, as may be amended from time to time. Such shares are also subject to a limited call option of the Company as described in Section 7 and certain drag-along rights as described in Section 9, in each case of such Deferred Stock Award Agreement.

        The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such shares may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or
        (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States."

               (d) The Company will pay for the Issued Stock to be purchased by the Company under this Section 7 by check or checks payable to the Issued Stockholder holding such Issued Stock in an aggregate cash amount of up to $1,000,000. In the event the payment for such Issued Stockholder's Issued Stock exceeds $1,000,000, the Company will issue a subordinated note payable to such Issued Stockholder in equal installments over five years bearing interest at the rate of six percent (6%) per annum for an amount equal to the excess; provided that such note shall be in form and substance satisfactory to the Company, the Executive and the Company's lenders.

               22. The Executive shall not Transfer shares of Issued Stock received by the Executive (or any interest or right in such shares) except (a) to the Company; (b) pursuant to a registration statement filed pursuant to the Securities Act or, at any time after the initial Public Offering of the Company, pursuant to Rule 144 under the Securities Act in an unsolicited brokerage transaction to the public; (c) following his death, by will or intestacy to the Executive's beneficiary, legal representative, heir or legatee; or (d) as a gift or gifts during the Executive's lifetime to the Executive's spouse, children or grandchildren, or to a trust, partnership or other legal entity for the benefit of, or in which the only partners or members are, the Executive and/or any of the foregoing, provided that the donee of such shares agrees to be bound by the provisions of Sections 6, 7, 8, 9 and 10 of this Agreement.

               23. (a) Each time the stockholders of the Company meet, or act by written consent in lieu of a meeting, for purposes of approving a Sale of the Business, the Issued Stockholder agrees to vote all of his shares of Issued Stock at such meeting of stockholders of the Company or by written consent in lieu of a meeting, and shall sell the "pro rata portion" of the Issued Stockholder's Issued Stock along with the Selling Group, in connection with such Sale of the Business. In order to effect the foregoing covenant, the Issued Stockholder shall grant to the Selling Group, or to DBCP, upon the written request of DBCP if DBCP votes in favor of such Sale of the Business, or Behrman, upon the written request of Behrman if DBCP does not vote in favor of such Sale of the Business and Behrman votes in favor of such Sale of the Business, with respect to all of his shares of Issued Stock an irrevocable proxy (which is deemed to be coupled with an interest) with respect to any stockholder vote or action by written consent solely to effect such Sale of the Business as described in this Section 9.

               (b) The Issued Stockholder agrees to cooperate fully (including by waiving any appraisal rights to which the Issued Stockholder may be entitled under applicable law, rule or regulation) with the Selling Group, DBCP and Behrman, as the case may be, and the purchaser in any such Sale of the Business and to execute and deliver all documents (including purchase agreements) and instruments as the Selling Group, DBCP or Behrman, as the case may be, and such purchaser request to effect such Sale of the Business, including, without limitation, the making of all representations and warranties and the granting of all indemnifications and the execution of all agreements (including, without limitation, participating in any escrow arrangements to the extent of the Issued Stockholder's "pro rata portion") and similar arrangements which the Selling Group, DBCP or Behrman, as the case may be, is making or executing. Upon such Sale of the Business, the Issued Stockholder shall receive his "pro rata portion" of the net proceeds (taking into account the exercise or conversion of any Equity Security to be transferred and any transaction costs and expenses incurred by the Selling Group, DBCP and Behrman, as the case may be, in connection with such Sale of the Business, including, without limitation, the fees described in Section 9(c)) and such sale shall be on the same terms and conditions as afforded to the Selling Group, DBCP or Behrman, as the case may be. For purposes of this Section 9, "pro rata portion" shall mean a fraction, the numerator of which is the number of Common Stock Equivalents held by the Issued Stockholder immediately prior to such Sale of the Business and the denominator of which is the total number of Common Stock Equivalents outstanding immediately prior to such Sale of the Business. For purposes of this Section 9(b), the computation of Common Stock Equivalents shall include Equity Securities that would become Common Stock Equivalents in accordance with their terms immediately after the consummation of the transactions contemplated by this Section 9.

               (c) The Issued Stockholder understands and agrees that in consideration of investment banking services provided by an investment banking group (which may consist of or include DBCP, Behrman or any of their respective Affiliates (as defined in the Shareholders Agreement) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

               (d) Notwithstanding anything contained in this Section 9 to the contrary, there shall be no liability on the part of DBCP, Behrman or the Selling Group (or their respective Affiliates and Permitted Transferees (as defined in the Shareholders Agreement)) to the Issued Stockholder in the event no Equity Securities are sold even if the provisions of this Section 10 have been triggered.

               (e) Capitalized terms used in Sections 7, 8, and 9 hereof that are not otherwise defined in the Plan or elsewhere in this Agreement have the meanings given such terms in Appendix A hereto.

               24. (a) The Executive hereby acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Deferred Stock Award subject to all of the terms and provisions thereof. The Executive hereby represents and acknowledges that he has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Executive hereby agrees to be bound by all of the terms and provisions of the Plan and this Agreement, including the terms and provisions adopted after the granting of this Deferred Stock Award but prior to the termination of the Deferral Period, subject to the last paragraph of Section 13 of the Plan as in effect on the date hereof. The Executive hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or the Board upon any questions arising under the Plan, this Agreement or otherwise relating to the Deferred Stock. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern.

               (b) The Executive hereby agrees to vote all of his shares of Issued Stock for the directors designated pursuant to the Shareholders Agreement.

               (c) All shares of Issued Stock shall be subject to the terms and conditions of the Shareholders Agreement. If and to the extent that any provision contained in this Agreement is inconsistent with the Shareholders Agreement, this Agreement shall govern.

               25. (a) Notwithstanding any other provisions of this Agreement to the contrary, if (A) during the term of the Executive's employment with the Company or an Affiliate or during the one (1) year period thereafter, the Executive (x) engages in Competition (within the meaning of paragraph (b) of this Section 11) or (y) directly or indirectly, employs, solicits for employment or otherwise contracts for the services of any employee of the Company or any Affiliate as of the date of this Agreement, or who shall subsequently become an employee of the Company or any Affiliate; (B) the Executive breaches or violates any confidentially, intellectual property or restrictive covenant or agreement of the Executive with the Company or an Affiliate; (C) the Executive takes any action to disparage or criticize any of the products or services of the Company or any Affiliate to any third parties or commits any other action that injures or hinders the business relationships of the Company and/or any Affiliate during the term of the Executive's employment with the Company or any Affiliate or at any time thereafter; or (D) the Executive's employment is terminated by the Company or an Affiliate for Cause, then: (i) the Deferred Stock shall thereupon be immediately and unconditionally forfeited, and (ii) any Issued Stock held by the Issued Stockholder shall be immediately and unconditionally forfeited and revert to the Company, in each case without any further action required by the Company or any payment by the Company therefor.

               (b) For purposes of this Agreement, the Executive shall be considered to engage in Competition if the Executive, directly or indirectly, owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any person, firm, company or other business enterprise which is engaged, directly or indirectly, in competition with the Company or any Affiliates. The decision of the Committee as to what constitutes a competing business shall be final and binding upon the Executive for purposes of this Agreement. For these purposes, (A) the scope of businesses and the jurisdictions and marketing areas within which this paragraph
(b) of Section 11 applies shall, for any challenged activity of the Executive, be determined as of the date of any such activity and (B) the Executive's ownership of securities of four percent (4%) or less of any class of securities of a public company shall not be considered to be Competition.

               26. The award of Deferred Stock set forth in this Agreement shall be subject to cancellation by the Company unless within sixty (60) days of the date first hereinabove set forth the Executive delivers or mails a copy of this Agreement, duly executed by the Executive, to the Company.

               27. Any notice or other communication required or permitted hereunder shall be in writing, if to the Company, shall be in accordance with the Plan, and, if to the Executive, shall be addressed to him at the address set forth below his signature hereon, subject to the right of either party to designate at any time hereafter in writing some other address.

               28. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, applicable to contracts executed and to be performed entirely within such State, without regard to such State's choice of law provisions.

               29. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

               30. Except as otherwise permitted by the Plan, this Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the parties hereto.

               31. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.


               IN WITNESS WHEREOF, Kinetics Holdings Corporation has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, both as of the day and year first above written.

                                               KINETICS HOLDINGS CORPORATION


Date:____________________                      By _____________________________
                                                  Name:
                                                  Title:

Agreed to this ____ day of

__________, 2000.

[___________________]


________________________(L.S.)
[address]



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                                                                      Schedule 1

As used in this Agreement, the "Performance Conditions" shall be defined as the occurrence of both of the following: (a) a transaction in which DBCP receives net cash proceeds at least equal to $100,000,000 from its sale of common stock of the Company (an "Exit Transaction"), and (b) the internal rate of return received by DBCP on its investment in the Company achieves the IRR Thresholds set forth below.

"Internal rate of return" or "IRR," as used herein, shall mean the compounded annual aggregate internal rate of return (i.e., the discount rate at which the net present value of the cash flows from the investments are equal to zero) with respect to the shares of stock of the Company owned by DBCP based solely on (i) the net cash proceeds received by DBCP for any such shares as a result of an Exit Transaction, plus (ii) the net cash proceeds received by DBCP from the sale of any shares of common stock of the Company in any secondary public offering of shares of the Company's common stock, plus (iii) the proceeds that would have been received by DBCP if it had sold all of its unsold shares of common stock of the Company at a price per share equal to the average of the closing sale price of such shares on any national securities exchange or other nationally-recognized quotation system for the thirty (30) trading days immediately following any secondary public offering of shares of the Company's common stock.


IRR Thresholds:
--------------

        30%     If an Exit Transaction occurs on or before August 30, 2005.

        25%     If an Exit Transaction occurs after August 30, 2005.


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"Behrman" means Behrman Capital III, L.P., a Delaware limited partnership.

"Common Stock" means, collectively, the Stock of the Company, $0.01 par value per share.

"Common Stock Equivalents" means, at any time, (i) with respect to each share of Common Stock issued and outstanding (other than Common Stock issued upon the exercise of the Initial Warrants (as defined in the Shareholders Agreement) or Incentive Securities), one (1) and (ii) with respect to any other Equity Security which is then exercisable, exchangeable or convertible at an exercise price equal to or less than the fair market value of the Common Stock at such time, an amount equal to the number of shares of Common Stock, if any, into or for which such Equity Security may be exercised, exchanged or converted at such time.

"DBCP" means DB Capital Partners, L.P., a Delaware limited partnership.

"Equity Securities" means all shares of capital stock of the Company, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock; provided that the Initial Warrants (and any shares of capital stock issued upon the exercise thereof) and Incentive Securities shall be deemed not to be "Equity Securities."

"Incentive Securities" mean and include, at any time, all options to purchase Stock granted pursuant to the Plan or any similar or successor plan and all shares of Common Stock issued upon the exercise of such options.

"Issued Stockholder" means the Executive, to the extent that the Executive owns shares of Issued Stock issued pursuant to the terms of this Agreement or, to the extent that any permitted donee under Section 8 hereof owns shares of Issued Stock, the Executive on behalf of such permitted donee.

"Public Offering" means a widely distributed sale of Common Stock in an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission

"Sale of the Business" means any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise), which results in the sale or transfer of more than a majority of the assets of the Company and its Subsidiaries (as defined in the Shareholders Agreement) (determined based on value) or of a majority of the capital stock of the Company or Kinetics to a person other than DBCP or any of its Affiliates (as defined in the Shareholders Agreement).

"Selling Group" means, at any time, DBCP and one or more of (x) Behrman and (y) the Management Stockholders (as defined in the Shareholders Agreement) holding a majority of the Equity Securities held by all Management Stockholders, who, together with DBCP, collectively own at least forty percent (40%) of the Common Stock Equivalents at such time.